Calculation of Filing Fee Tables
S-8
WESTWATER RESOURCES, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share (Omnibus Plan)	Other	6,100,000	$ 0.485	$ 2,958,500.00	0.0001381	$ 408.57
2	Equity	Common Stock, par value $0.001 per share (Inducement Plan)	Other	385,571	$ 0.485	$ 187,001.93	0.0001381	$ 25.82
Total Offering Amounts:						$ 3,145,501.93		$ 434.39
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 434.39
Offering Note
[1]	1(a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock of the Registrant as may become available for issuance pursuant to the Westwater Resources, Inc. 2013 Omnibus Incentive Plan, as amended (the "Omnibus Plan") and the Westwater Resources, Inc. 2022 Employment Inducement Incentive Award Plan, as amended (the "Inducement Plan" and, together with the Omnibus Plan, the "Plans") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock. 1(b) Represents an additional 6,100,000 shares of Common Stock reserved for issuance under the Omnibus Plan. 1(d) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price is based on the average of the high and low sales price per share of the Registrant's Common Stock as reported on the NYSE American on June 26, 2026.

[2]	1(a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock of the Registrant as may become available for issuance pursuant to the Westwater Resources, Inc. 2013 Omnibus Incentive Plan, as amended (the "Omnibus Plan") and the Westwater Resources, Inc. 2022 Employment Inducement Incentive Award Plan, as amended (the "Inducement Plan" and, together with the Omnibus Plan, the "Plans") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock. 1(c) Represents an additional 385,571 shares of Common Stock reserved for issuance under the Inducement Plan. 1(d) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price is based on the average of the high and low sales price per share of the Registrant's Common Stock as reported on the NYSE American on June 26, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources